Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Granite Construction Incorporated (the “Company”) does hereby certify that, to such officers’ knowledge:

(i) The Annual Report on Form 10-K for the year ended December 31, 2017 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of the Company as of and for the periods expressed in the Annual Report on Form 10-K.

Dated:	February 16, 2018	/s/ James H. Roberts
James H. Roberts
President and Chief Executive Officer
Dated:	February 16, 2018	/s/ Laurel J. Krzeminski
Laurel J. Krzeminski
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Granite Construction Incorporated and will be retained by Granite Construction Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.